Page 13 of 13 Pages

                                                    EXHIBIT II

                                              JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all SBC and other Ameritech Entities (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to Ordinary Shares, nominal value HUF 100, of Magyar Tavkozlesi RT, and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.
                                     * * * *

         IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 5th day of July 2000.


                                         SBC COMMUNICATIONS INC.


Dated: July 5, 2000                  By:  /s/ James S. Kahan
                                                  James S. Kahan
                                              Senior Executive Vice President -
                                              Corporate Development


                                            On behalf of:
                                            AMERITECH CORPORATION
                                            AMERITECH INTERNATIONAL, INC.
                                            AMERITECH INTERNATIONAL SPAIN, S.L.